EXHIBIT 23







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-KSB, into the Company's previously filed Registration Statements (file nos. 33-51662, 33-58260, 33-81798, 33-40559, 333-61165 and 333-62018).




/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP



Birmingham, Alabama
March 27, 2002